                                                                     EXHIBIT 4.7

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                                     FORM OF


                          TREASURE ISLAND ROYALTY TRUST




                  AMENDED AND RESTATED ROYALTY TRUST AGREEMENT
























                                 _______, 2002


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



                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS............................................................................................2

   Section 1.1.      Defined Terms................................................................................2

ARTICLE II. NAME AND PURPOSE OF THE TRUST.........................................................................5

   Section 2.1.      Name.........................................................................................5
   Section 2.2.      Purposes.....................................................................................5
   Section 2.3.      Nature of the Trust..........................................................................5
   Section 2.4.      Transfer of Trust Property to the Trust......................................................6
   Section 2.5.      Issuance of Units............................................................................6

ARTICLE III. ADMINISTRATION OF THE TRUST..........................................................................6

   Section 3.1.      General......................................................................................6
   Section 3.2.      Limited Power to Dispose of Royalties........................................................6
   Section 3.3.      No Power to Engage in Business, Make Investments or Enter into Certain Contracts.............7
   Section 3.4.      Interest on Cash on Hand.....................................................................8
   Section 3.5.      Power to Settle Claims.......................................................................8
   Section 3.6.      Power to Contract for Services...............................................................8
   Section 3.7.      Payment of Liabilities of Trust..............................................................9
   Section 3.8.      Establishment of Reserves....................................................................9
   Section 3.9.      Limited Power to Borrow......................................................................9
   Section 3.10.        Income and Principal.....................................................................10
   Section 3.11.        Term of Contracts........................................................................10
   Section 3.12.        Transactions between Related Parties.....................................................10
   Section 3.13.        No Bond Required.........................................................................10
   Section 3.14.        Timing of Trust Income and Expenses......................................................10
   Section 3.15.        Divestiture of Units.....................................................................10
   Section 3.16.        Filing of Registration Statement.........................................................12
   Section 3.17.        Reserve Reports..........................................................................13
   Section 3.18.        Miscellaneous............................................................................14
   Section 3.19.        Unitholders..............................................................................14

ARTICLE IV. BENEFICIAL SHARES AND CERTIFICATES...................................................................14

   Section 4.1.      Creation and Distribution...................................................................14
   Section 4.2.      Beneficial Interest of Unitholders..........................................................14
   Section 4.3.      Execution of Certificates...................................................................15
   Section 4.4.      Registration and Transfer of Units..........................................................15
   Section 4.5.      Mutilated, Lost, Stolen and Destroyed Certificates..........................................16
   Section 4.6.      Protection of Trustee.......................................................................16
   Section 4.7.      Determination of Ownership of Certificates..................................................16

ARTICLE V. ACCOUNTING AND DISTRIBUTION; REPORTS..................................................................17

   Section 5.1.      Fiscal Year and Accounting Method...........................................................17
   Section 5.2.      Distributions...............................................................................17




                                       i

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

   Section 5.3.      Income Tax Reporting........................................................................17
   Section 5.4.      Reports to Unitholders......................................................................17
   Section 5.5.      Filings.....................................................................................18
   Section 5.6.      Information to be Supplied by Grantor and Trustee...........................................18
   Section 5.7.      Reliance on Information.....................................................................18

ARTICLE VI. LIABILITY OF TRUSTEE, INDEMNIFICATION AND METHOD OF SUCCESSION.......................................19

   Section 6.1.      Liability of Trustee........................................................................19
   Section 6.2.      Indemnification of Trustee..................................................................19
   Section 6.3.      Priority and Continuity of Indemnification Obligations......................................19
   Section 6.4.      Contribution................................................................................20
   Section 6.5.      Indemnification Procedures..................................................................20
   Section 6.6.      Resignation of Trustee......................................................................21
   Section 6.7.      Removal of Trustee..........................................................................21
   Section 6.8.      Appointment of Successor Trustee............................................................21
   Section 6.9.      Laws of Other Jurisdictions.................................................................22
   Section 6.10.        Force Majeure............................................................................23

ARTICLE VII. COMPENSATION OF THE TRUSTEE.........................................................................23

   Section 7.1.      Compensation of Trustee.....................................................................23
   Section 7.2.      Expenses....................................................................................23
   Section 7.3.      Other Services..............................................................................23
   Section 7.4.      Source of Funds.............................................................................23
   Section 7.5.      Funding.....................................................................................24
   Section 7.6.      Ownership of Units by Trustee...............................................................24

ARTICLE VIII. MEETINGS OF UNITHOLDERS............................................................................24

   Section 8.1.      Purpose of Meetings.........................................................................24
   Section 8.2.      Call and Notice of Meetings.................................................................24
   Section 8.3.      Voting......................................................................................25
   Section 8.4.      Conduct of Meetings.........................................................................25
   Section 8.5.      Unitholder Proposals........................................................................26
   Section 8.6.      Action Without Meeting......................................................................26
   Section 8.7.      Units Owned by Grantor Deemed Not Outstanding...............................................26

ARTICLE IX. DURATION, REVOCATION AND TERMINATION OF TRUST........................................................27

   Section 9.1.      Revocation..................................................................................27
   Section 9.2.      Termination.................................................................................27
   Section 9.3.      Disposition and Distribution of Properties..................................................27

ARTICLE X. AMENDMENTS............................................................................................28

   Section 10.1.        Prohibited...............................................................................28
   Section 10.2.        Permitted................................................................................28

ARTICLE XI. ARBITRATION..........................................................................................29





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


ARTICLE XII. MISCELLANEOUS.......................................................................................31

   Section 12.1.        Inspection of Trustee's Books............................................................31
   Section 12.2.        Trustee's Employment of Experts..........................................................31
   Section 12.3.        Merger or Consolidation of Trustee.......................................................31
   Section 12.4.        Filing of this Agreement.................................................................32
   Section 12.5.        Severability.............................................................................32
   Section 12.6.        Notices..................................................................................32
   Section 12.7.        Counterparts.............................................................................33
   Section 12.8.        Successors...............................................................................33

          TREASURE ISLAND AMENDED AND RESTATED ROYALTY TRUST AGREEMENT

         This Amended and Restated Royalty Trust Agreement ("AGREEMENT") of Treasure Island Royalty Trust (the "TRUST") is entered into as of [_________], 2002, between Newfield Exploration Company, a Delaware corporation ("GRANTOR"), as Grantor, and Wachovia Bank, National Association, a national banking association organized under the laws of the United States (the "BANK"), as trustee.

         WHEREAS, EEX Corporation, a Texas corporation ("EEX") is engaged in the business of exploring for, developing and producing oil and gas and owns leasehold working interests in properties located in the U.S. Gulf of Mexico on the federal Outer Continental Shelf that may contain reserves of oil and gas, but which are not currently producing oil and gas;

         WHEREAS, Grantor, Newfield Operating Company ("Grantor Merger Sub") and EEX are parties to an Agreement and Plan of Merger dated May 29, 2002 (the "MERGER AGREEMENT") pursuant to which, and subject to satisfaction of the conditions precedent thereto, Grantor Merger Sub will merge with and into EEX, with the result that EEX shall become a wholly owned subsidiary of Grantor;

         WHEREAS, as provided in the Merger Agreement, holders of shares of the Common Stock of EEX may elect to receive, as a part of the Merger Consideration (as defined in the Merger Agreement), Units (hereinafter defined) (such electing holders, the "ELECTING HOLDERS");

         WHEREAS, pursuant to the Merger Agreement, Grantor has agreed to cause EEX to convey, after the Effective Time but on or before the Issuance Date, the Royalties (hereinafter defined) to the Trust pursuant to the Conveyances (hereinafter defined) in consideration for the issuance by the Trust to Grantor upon the execution hereof of 42,574,298 Units representing in the aggregate ownership of the entire Beneficial Interest (hereinafter defined) in the assets of the Trust, which conveyance shall be effective as of the Effective Time;

         WHEREAS, pursuant to the Merger Agreement, at the Issuance Date, Grantor is required to distribute Units to the Electing Holders;

         WHEREAS, as of June 17, 2002, certain individuals, as Trustees (the "ORIGINAL TRUSTEES") and Grantor entered into a Trust Agreement (the "ORIGINAL TRUST AGREEMENT") pursuant to which the Trust was formed under the terms and conditions set forth therein;

         WHEREAS, the merger transaction contemplated by the Merger Agreement has been consummated, and the Effective Time (as hereinafter defined) has occurred;

         WHEREAS, each of the original Trustees under the Original Trust Agreement has resigned his position as Trustee for the Trust and the Bank has been appointed and has agreed to act as the new Trustee of the Trust; and

         WHEREAS, the Bank and Grantor desire to amend and restate the Original Trust Agreement in its entirety.

         NOW, THEREFORE, in furtherance of forming the Trust, Grantor has heretofore delivered to the Original Trustees, on behalf of the Trust, One Hundred Dollars ($100.00) upon execution of the Original Trust Agreement, which the Bank now accepts and agrees to hold in trust, together with the Royalties to be received hereunder, for the purposes, and in accordance with the duties, terms and conditions hereof.

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1. Defined Terms. In addition to certain other terms defined elsewhere in this Agreement, as used herein, the following terms are used with the meanings indicated:

         "AFFILIATE" of a Person means another Person controlled by, controlling or under common control with such Person. As used herein, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this instrument, as originally executed, or, if amended or supplemented, as so amended or supplemented.

         "BANK" has the meaning set forth in the introductory paragraph of this Agreement.

         "BENEFICIAL INTEREST" means the aggregate equitable interest of the Unitholders in the Trust Estate as expressly set out in this Agreement and all other rights of beneficiaries of express trusts created under the Texas Trust Code, subject to the limitations set forth in this Agreement.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which national banking institutions in the City of Houston, Texas, are closed as authorized or required by law.

         "CERTIFICATE" means a certificate issued by the Trustee pursuant to
Article IV evidencing the ownership of one or more Units.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONVEYANCES" means, collectively, the Master Conveyance and each Recordable Conveyance.

         "DISTRIBUTION DATE" means the date of a distribution, which shall be on or before ten (10) Business Days after the Quarterly Record Date.

         "EEX" has the meaning set forth in the recitals of this Agreement.

         "EFFECTIVE TIME" has the meaning given thereto in the Merger Agreement.

         "ELECTING HOLDERS" has the meaning set forth in the recitals of this Agreement.

         "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, regulations, ordinances, rules, orders, permits and governmental restrictions relating to the environment, the effect of the environment on human health or safety, pollutants, contaminants, hazardous substances, or hazardous waste, in effect on the date of this Agreement, and all binding judicial and administrative interpretations thereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE ACT REGISTRATION STATEMENT" means the registration statement by which the Units may be registered under Section 12 of the Exchange Act.

         "EXPENSES" has the meaning set forth in Section 3.16(f) of this Agreement.

         "GRANTOR" has the meaning set forth in the introductory paragraph of this Agreement.

         "GRANTOR LOANS" has the meaning set forth in Section 3.9(a) of this Agreement.

         "ISSUANCE DATE" means the date, which shall not be later than sixty
(60) days after the Effective Time, on which Units are distributed by Grantor to Electing Holders as provided in, and pursuant to the terms of, the Merger Agreement.

         "MASTER CONVEYANCE" means the non-recordable Master Conveyance of Overriding Royalty Interest between EEX and/or its Affiliates, on the one hand, and the Trust, on the other, pursuant to which the Royalties are to be conveyed to the Trust effective as of the Effective Time.

         "MERGER AGREEMENT" has the meaning set forth in the recitals of this Agreement.

         "ORIGINAL TRUSTEES" has the meaning set forth in the recitals of this Agreement.

         "PERSON" means an individual, a corporation, partnership, limited liability company, trust, estate or other organization.

         "QUARTER" means, for the initial period, the period which commences on the Effective Time and continues through and includes the Quarterly Record Date for the applicable calendar quarter during which the Effective Time occurs, and for succeeding periods the period which commences on the day following a Quarterly Record Date and continues through and includes the next succeeding Quarterly Record Date.

         "QUARTERLY DISTRIBUTION AMOUNT" means for each Quarter an amount determined by the Trustee (pursuant to Section 5.2 hereof) to be equal to the excess, if any, of (a) the cash received by the Trustee during the Quarter attributable to the Royalties, plus any cash available for distribution as a result of the reduction or elimination during the Quarter of any existing cash reserve created pursuant to Section 3.8 hereof to provide for the payment of liabilities of the Trust, plus any other cash receipts of the Trust during the Quarter including any cash received from interest earned pursuant to Section 3.4, other than interest earned on deposits of the Quarterly Distribution Amount for any prior Quarter pending distribution of such amount, over (b) the liabilities of the Trust paid during the Quarter, plus the amount of any cash used pursuant to Section 3.8 hereof in the Quarter to establish or increase a cash reserve for the payment of any accrued, future or contingent liabilities of the Trust. If the Quarterly Distribution Amount determined in accordance with the preceding sentence shall for any Quarter be a negative amount, then the Quarterly Distribution Amount shall be zero, and such negative amount shall reduce the next Quarterly Distribution Amount. If the Quarterly Distribution Amount determined in accordance with the second preceding sentence is less than 92% of the amount of cash received by the Trustee during the Quarter attributable to the Royalties and the amount of administrative expenses incurred by the Trustee pursuant to Section 7.2 is greater than 8% of such amount, the Quarterly Distribution Amount will include funds borrowed from Grantor pursuant to the second sentence of Section 7.4.

         "QUARTERLY RECORD DATE" for each quarter means the close of business on the last Business Day of such quarter.

         "RECORDABLE CONVEYANCE" means each recordable Conveyance of Overriding Royalty Interests between EEX and/or its Affiliates and the Trust contemplated by the Master Conveyance pursuant to which Royalties are to be conveyed to the Trust.

         "RESERVE REPORT" means a report of estimated proved reserves attributable to the Royalties and the present value thereof prepared on the basis required by the SEC for inclusion in financial statements filed with the SEC.

         "ROYALTIES" means the overriding royalty interests conveyed to the Trustee pursuant to the Conveyances.

         "SEC" means the Securities and Exchange Commission and any agency which may succeed to its responsibilities and functions after the date hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES ACT REGISTRATION STATEMENT" means the registration statement on Form S-4 and complying with the requirements of the Securities Act, and the rules and regulations thereunder, to be filed with the SEC by Grantor and the Trust and by which, among other things, the Units may be offered under the Securities Act.

         "SUBJECT INTERESTS" has the meaning set forth in the Conveyances.

         "TRANSFEREE," as to any Unitholder or former Unitholder, means any Person succeeding to the interest of such Unitholder or former Unitholder in one or more Units of the Trust, whether as purchaser, donee, legatee or otherwise.

         "TRUST" means the express trust created hereby which shall be held and administered as provided herein and in accordance with the terms and provisions (not inconsistent with any terms and provisions hereof) of the Texas Trust Code.

         "TRUST ESTATE" means the assets held by the Trustee under this Agreement, and shall include both income and principal if separate accounts or records are kept therefor.

         "TRUST ORRI PERCENTAGE" has the meaning set forth in Section 3.2(b) of this Agreement.

         "TRUST PROPERTY PERCENTAGE" has the meaning set forth in Section 3.2(b) of this Agreement.

         "TRUSTEE" means the initial trustee under this instrument, or any successor, during the period it is so serving in such capacity.

         "UNIT" means an undivided fractional interest in the Beneficial Interest, determined as hereinafter provided.

         "UNITHOLDER" means the owner of one or more Units as reflected on the books of the Trustee pursuant to Article IV.

                                  ARTICLE II.
                         NAME AND PURPOSE OF THE TRUST

         Section 2.1. Name. The Trust shall be known as the Treasure Island Royalty Trust, and the Trustee may transact the affairs of the Trust in that name.

         Section 2.2. Purposes. The purposes of the Trust are:

         (a) to receive, hold, protect and conserve, for the benefit of the Unitholders, the Trust Estate;

         (b) to convert the Royalties to cash either (1) by retaining them and collecting the proceeds from production payable with respect thereto until production has ceased or the Royalties have otherwise terminated or (2) by selling or otherwise disposing of all or a part of the Royalties in accordance with and subject to the terms of this Agreement;

         (c) to pay, or provide for the payment of, any costs and liabilities incurred in carrying out the purposes of the Trust, and thereafter to distribute the remaining amounts of cash received by the Trust to the Unitholders pro rata based on the number of Units owned; and

         (d) subject to Section 3.3 of this Agreement, to engage in such other activities as are necessary or convenient for the attainment of any of the foregoing or are incident thereto and which may be engaged in or carried out by a trust under the Texas Trust Code.

         Section 2.3. Nature of the Trust. It is the intention and agreement of Grantor and the Trustee to create an express trust within the meaning of Section 111.004(4) of the Texas Trust Code, for the benefit of the owners of Units, and a grantor trust for federal income tax purposes of which the owners of Units are the grantors. As set forth above and amplified herein, the Trust is intended to be limited to the receipt of revenues attributable to the Royalties and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unitholders. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Agreement shall be construed as creating, a partnership, joint venture, joint stock company or business association between or among Unitholders, present or future, or among or between Unitholders, or any of them, and the Trustee or Grantor.

         Section 2.4. Transfer of Trust Property to the Trust. Grantor has (a) paid to the Trustee, in trust, and the Trustee has accepted, for the uses and purposes provided herein, the sum of One Hundred Dollars ($100) in consideration for 42,574,298 Units to be issued by the Trust to Grantor, which Units shall collectively represent the entire Beneficial Interest in accordance with Section
4.1 of this Agreement and (b) pursuant to the Merger Agreement, agreed to cause EEX and/or its Affiliates, after the Effective Time but on or before the Issuance Date to enter into the Master Conveyance and to grant, bargain, sell, convey and assign the Royalties to the Trust as provided for in the Master Conveyance, effective as of the Effective Time, for the uses and purposes provided herein and for the benefit of the Unitholders, pursuant to the Conveyances.

         Section 2.5. Issuance of Units. The Units to be issued by the Trust to Grantor in accordance with Section 2.4 shall be evidenced by a single temporary Certificate. Upon receipt of written transfer instructions from Grantor, the Trustee shall prepare Certificates (which may be temporary Certificates) in proper form duly executed and countersigned in accordance with Section 4.3 of this Agreement in such names and in such denominations as Grantor may request in writing not less than two (2) full Business Days before the Issuance Date. The Trustee shall deliver such Certificates to such location and at such time as is stated in the written transfer instructions from Grantor and shall release such Certificates (a) upon the receipt from Grantor of the Certificate referred to in the first sentence of this Section 2.5, duly endorsed for transfer and (b) in accordance with the instructions of Grantor.

                                  ARTICLE III.
                           ADMINISTRATION OF THE TRUST

         Section 3.1. General. The Trustee accepts the Trust created by this Agreement and agrees to perform its duties in accordance with the terms of this Agreement. Subject to the limitations set forth in this Agreement, the Trustee is authorized to take such action as in its judgment is necessary or advisable best to achieve the purposes of the Trust, including the authority to enter into the Conveyances, to agree to modifications or settlements of the terms of the Conveyances or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Royalties as rights to receive a share of the proceeds of oil and gas produced from the properties presently burdened by such Royalties which are free of any obligation for drilling, development or operating expenses and as rights which do not possess any operating rights or obligations. The Trustee may not dispose of all or any portion of the Royalties except as provided in Sections 3.2, 3.5, 3.9 and 9.3 of this Agreement.

         Section 3.2. Limited Power to Dispose of Royalties.

         (a) In the event the Trustee determines it to be in the best interest of the Unitholders the Trustee may sell, at any time and from time to time, all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unitholders if approved by the Unitholders present or represented at a meeting held in accordance with the requirements of Article
VIII. This Section 3.2(a) shall not be construed to require approval of the Unitholders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.2(b), 3.5, 3.9 or 9.3. The Trustee is authorized to retain any of the Royalties in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

         (b) Following commencement of commercial production of any of the Subject Interests, Grantor may thereafter at any time and from time to time notify the Trustee that it desires to sell for cash any of such Subject Interests in commercial production to any Person other than the Grantor or an Affiliate of Grantor free of and unburdened by the Royalties, and upon receipt of such notice the Trustee shall be required to join in such sale and execute and deliver a partial release, assignment or such other instrument as Grantor may reasonably request to evidence that such Subject Interest is being sold free and unburdened by the Royalties; provided, however, that the Trustee shall not be required to join in such sale if (i) the value of the Royalties (determined as provided below) associated with the Subject Interests to be so sold in any calendar year pursuant to this Section 3.2(b) exceeds ten percent (10%) of the value of all the Royalties then attributed with proved reserves (determined as provided below) before such sale or (ii) the value of the Royalties (determined as provided below) associated with the Subject Interests to be sold pursuant to this Section 3.2(b) when added to the value of all the Royalties (determined as provided below) sold pursuant to this Section 3.2(b) exceeds twenty-five percent (25%) of the value of all the Royalties then attributed with proved reserves (determined as provided below). The net proceeds from any sale pursuant to this
Section 3.2(b) shall be allocated to the Trust in a percentage equal to the Overriding Royalty Percentage (as such term is defined in the applicable Recordable conveyance with respect to the Subject Interest being sold, the "Trust ORRI Percentage") divided by the sum of (x) the Trust ORRI Percentage plus (y) the total net revenue interest of Grantor or any affiliate of Grantor with respect to the Subject Interest being sold (the "Trust Property Percentage") and to the Grantor in a percentage equal to the difference between one hundred percent (100%) less the Trust Property Percentage applicable to the Subject Interests being sold. For purposes of this Section 3.2(b), the value of the Royalties associated with the Subject Interests to be sold and of all the Royalties then attributed with proved reserves shall be the discounted present value (using a discount rate of ten percent (10%) or such other rate required by the SEC) of the future net revenues (calculated in accordance with criteria prescribed by the SEC) attributable to the proved reserves attributable to such Royalties, respectively, as determined by reference to the Reserve Report as of December 31 of the year preceding the closing of the sale. The use of such values is solely for the purpose of determining compliance with this Section 3.2(b) and it is recognized that the proceeds of sale may be greater or lesser than the value so determined.

         Section 3.3. No Power to Engage in Business, Make Investments or Enter into Certain Contracts. The Trustee shall not, in its capacity as Trustee under the Trust, engage in any business or commercial activity of any kind whatsoever and shall not, under any circumstances, use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest other than the Royalties, or, except as permitted in Sections 3.4 and 3.15, acquire any other asset. The Trustee shall have no right or duty to operate the Subject Interests burdened by the Royalties or to market any production therefrom. The Trustee shall not accept contributions to the Trust other than the Royalties and the initial cash deposit. The Trustee shall have no authority to, and shall not, enter into any contract or undertaking in its capacity as Trustee under the Trust that does not expressly provide that (i) any liability of the Trust arising out of such contract shall be satisfiable only out of the Trust Estate and (ii) in any event, including the exhaustion of the Trust Estate, such liability shall not be satisfiable out of any amounts at any time distributed to any Unitholder or out of any other assets of any Unitholder.

         Section 3.4. Interest on Cash on Hand. Cash being held by the Trustee as a reserve for liabilities (other than current routine administrative costs payable pursuant to Article VII) or for distribution at the next Distribution Date shall be invested (in the Trustee's discretion) in: (a) a money market or similar account payable on demand without penalty, (b) obligations issued (or unconditionally guaranteed) by the United States of America or any agency or instrumentality thereof (provided such agency or instrumentality obligations are secured by the full faith and credit of the United States of America), (c) repurchase agreements secured by obligations qualifying under subparagraph (b) above, (d) certificates of deposit of any bank having capital, surplus and undivided profits in excess of $100,000,000, or (e) money market mutual funds comprised solely of securities described in clauses (b) and (c). The interest rate on reserves placed with any bank or financial institution serving as Trustee shall be the interest rate that such bank or financial institution pays in the normal course of business on amounts placed with it, taking into account the amounts involved, the period held and other relevant factors and (ii) the rate of interest paid on obligations qualifying under subparagraph (a) above. Any such government obligations, repurchase agreements or certificates of deposit representing funds to be distributed at the next Distribution Date must mature on or before the next succeeding Distribution Date and must be held to maturity. To the extent not prohibited by Section 113.057 of the Texas Trust Code, any such cash may be placed with the Bank or any successor bank serving as Trustee.

         Section 3.5. Power to Settle Claims. Subject to the limitations specified in Article XI, the Trustee is authorized to prosecute or defend, or to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient, without the joinder or consent of any Unitholder. Such authority shall include, but not be limited to, the authority to dispose of or relinquish title to any of the Royalties that are the subject of such a dispute upon receipt of such evidence. The Trustee agrees to respond definitively to, and within a commercially reasonable time period following its receipt of, any written request by Grantor relating to any such claim and complying with the last sentence of this Section 3.5, and the failure of the Trustee so to respond definitively and timely shall conclusively estop the Trustee from thereafter claiming a right that is inconsistent with the stated intent as set forth in the notice and materially detrimental to Grantor or its Affiliates with respect to such requested matter. Any request made by Grantor intended to be governed by this Section 3.5 shall specifically reference this Section.

         Section 3.6. Power to Contract for Services. In the administration of the Trust, the Trustee is empowered to employ oil and gas consultants, independent reservoir engineers, accountants (who may be the same accounting firm who are engaged as outside auditors for Grantor), attorneys (who may be counsel to Grantor unless Grantor otherwise notifies the Trustee in writing), transfer agents and other professional and expert Persons and to employ or contract for clerical and other administrative assistance (including assistance from Grantor or its Affiliates) and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

         Section 3.7. Payment of Liabilities of Trust. The Trustee shall, to the extent that funds of the Trust are available therefor (which shall not include funds previously set aside for payment of a Quarterly Distribution Amount), make payment of all liabilities of the Trust, including, but without limiting the generality of the foregoing, all expenses, taxes, liabilities of all kinds, including compensation to it for its services hereunder, and compensation to such Persons as may be employed as provided for in Section 3.6 hereof.

         Section 3.8. Establishment of Reserves. With respect to any liability that which is contingent or uncertain in amount or that otherwise is not currently due and payable, the Trustee in its sole discretion may, but is not obligated to, establish a cash reserve for the payment of such liability.

         Section 3.9. Limited Power to Borrow.

         (a) If at any time the cash on hand and to be received by the Trust and available to pay liabilities (other than compensation payable to the Trustee pursuant to Section 7.1 and administrative expenses incurred pursuant to Section 7.2, such amounts to be funded by Grantor or an affiliate of Grantor through loans to the trust as required by Section 7.5 ("GRANTOR LOANS")) is not, or will not be, in the judgment of the Trustee, sufficient to pay such liabilities of the Trust as they become due or to purchase Units if required under Section 3.15(b), the Trustee is authorized to borrow the funds required to pay such liabilities or make such purchases. Provided, if Grantor or its Affiliates fails to make any Grantor Loans, Trustee is authorized to borrow such funds as would have been received from the Grantor Loans from any other Person. If the Trust borrows any amounts pursuant to this Section, no further distributions will be made to Unitholders (except in respect of previously determined Quarterly Distribution Amounts) until the indebtedness created by such borrowing has been paid in full. Such funds may be borrowed from any Person, including, without limitation, Grantor or any Affiliate of Grantor, or the Bank or any other fiduciary hereunder. To secure payment of such indebtedness, the Trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber (and to include as a part thereof any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee's discretion, including, without limitation, the power of sale with or without judicial proceedings) the Trust Estate, or any portion thereof, including the Royalties, and to carve out and convey production payments.

         (b) Trustee is authorized to borrow funds from Grantor or any Affiliate of Grantor, directly or indirectly, for the purposes described in Sections 7.4 or 7.5, and to the extent Trustee borrows such funds, such loans (and accrued interest thereon) shall be repaid in quarterly installments only from the excess, if any, of (i) the product of (A) the cash received by the Trustee during the applicable Quarter and (B) .08 over (ii) all compensation, reimbursements and other charges owing and paid to the Trustee for such Quarter pursuant to Article VII. In the event that upon termination of the Trust, any such loans remain outstanding, such loans, together with all accrued and unpaid interest thereon, will be and be deemed forgiven, cancelled and discharged by Grantor, or its Affiliates, as applicable, without the necessity of further act or evidence. Such limitations shall not be applicable to any loans made by Grantor or an Affiliate of Grantor pursuant to Section 3.9(a) above and such loans by Grantor or its Affiliates pursuant to such Section shall be treated in the same manner as a loan from a third party.

         Section 3.10. Income and Principal. The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserves for depletion of the Royalties. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the receipts from the Royalties as income or principal, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case. Regardless of any such characterization, however, the Trustee shall not make any distribution, accumulate any funds, or maintain any reserve except as expressly provided in this Agreement.

         Section 3.11. Term of Contracts. In exercising the rights and powers granted hereunder, subject to Section 3.3, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

         Section 3.12. Transactions between Related Parties. The Trustee shall not be prohibited in any way in exercising its powers from making contracts or having dealings with itself in any other capacity (fiduciary or otherwise) or with Grantor.

         Section 3.13. No Bond Required. The Trustee shall not be required to furnish any bond or security of any kind.

         Section 3.14. Timing of Trust Income and Expenses. The Trustee will use all reasonable efforts to cause the Trust and the Unitholders to recognize income and expenses on Quarterly Record Dates. The Trustee will invoice the Trust for services rendered by the Trustee only on a Quarterly Record Date and shall cause the Trust to pay any such invoices only on the Quarterly Record Date on which an invoice is rendered and will use all reasonable efforts to cause all Persons to whom the Trust becomes liable to invoice the Trust for such liability on a Quarterly Record Date and to cause the Trust to pay any such liabilities on the Quarterly Record Date on which such liability is invoiced. In connection with the requirements of any securities exchange on which the Units are listed or market system through which Units are traded, the Trustee will, if required by such securities exchange or market system, use all reasonable efforts to determine the Quarterly Distribution Amount and report such amount to the exchange or market system at such time as may be required by such securities exchange or market system. Nothing in this Section 3.14 shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interest of the Unitholders.

         Section 3.15. Divestiture of Units. If at any time the Trust or the Trustee is named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality, or any other status, of any one or more Unitholders, the following procedures will be applicable:

         (a) The Trustee will promptly give written notice ("NOTICE") to each Unitholder ("INELIGIBLE HOLDER") whose nationality or other status is an issue in the proceeding as to the existence of such controversy related to the Royalties, the Trust or the Units. The Notice will contain a reasonable summary of such controversy and will constitute a demand to each

Ineligible Holder that he dispose of his Units to a party which would not be an Ineligible Holder within 30 days after the date of the Notice.

         (b) If any Ineligible Holder fails to dispose of his Units as required by the Notice, the Trustee will have the right to purchase, and will purchase, any such Units at any time during the 90 days after the expiration of the 30-day period specified in the Notice. The purchase price on a per Unit basis will be determined as of the last Business Day ("DETERMINATION DAY") preceding the end of the 30-day period specified in the Notice and will equal the following per Unit amount: (i) if the Units are then listed on a securities exchange the price will equal the closing price of the Units on such exchange (or, if the Units are then listed on more than one exchange, on the largest such exchange in terms of the volume of Units traded thereon during the preceding twelve months) on the determination day if any Units were sold on such exchange on such day or, if not, on the last preceding day on which any Units were sold on such exchange or
(ii) if the Units are not then listed on any securities exchange, but are traded through a market system, the price will equal the mean between the closing bid and asked prices for the Units in such market system on the determination day if quotations for such prices on such day are available or, if not, on the last preceding day for which such quotations are available or (iii) if the Units are not then listed on any stock exchange or traded through any market system, the price will be determined by dividing the present value of the estimated future net revenues attributable to proved reserves of the Royalties as reflected in the latest Reserve Report prepared for the Trust, prepared using a discount rate of ten percent (10%) or such other rate required by the SEC and otherwise in accordance with such other criteria as shall then be prescribed by the SEC as contemplated by Section 3.17 (minus all liabilities of the Trust) by the number of Units (including the Units to be purchased) then outstanding. Such purchase will be accomplished by tender of the above cash price to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 12.6, accompanied by notice of cancellation. Concurrently with such tender the Trustee shall cancel or cause to be cancelled all Certificates representing Units then owned by such Ineligible Holder and for which tender has been made, and the Trustee shall issue or cause to be issued to itself a Certificate or Certificates representing the same number of Units as were so cancelled. Upon such cancellation, the Ineligible Holder shall part with the Beneficial Interest attributable to the Units theretofore owned by him and all interests, rights and benefits of the Ineligible Holder as a Unitholder shall terminate. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the tendered sum shall be held by the Trustee in an interest bearing account for the benefit of such Ineligible Holder, until proper claim for same (together with interest accrued thereon) has been made by such Holder, but subject to applicable laws concerning unclaimed property. If a determination day shall occur prior to the earliest date at which a Reserve Report is available to the Trust and at such time, the Units are not then listed on any stock exchange or traded through any market system, the price will be determined by the good faith resolution of Grantor's Board of Directors, a copy of which, certified by Grantor's Secretary, will be provided by Grantor to the Trustee promptly upon the adoption thereof.

         (c) The Trustee may, in its sole discretion, cancel any Units acquired in accordance with the foregoing procedures or may sell such Units, either publicly or privately, in accordance with all applicable laws. The proceeds of any such sale of Units, less the expenses of such sale, will constitute revenues of the Trust.

         Section 3.16. Filing of Registration Statement.

         (a) The Trustee shall, in connection with the distribution of the Units by Grantor to Electing Holders and otherwise, upon the request of Grantor, on behalf of the Trust, cooperate with Grantor and otherwise use its best efforts to cause:

                  (i) the Securities Act Registration Statement to be prepared, signed, filed and declared effective by the SEC;

                  (ii) an Exchange Act Registration Statement to be prepared, signed, filed and become effective; and

                  (iii) the Units to be qualified or exempted from qualification under the securities or Blue Sky laws of the several states

         (b) Grantor shall be obligated and entitled, at its own expense except as otherwise herein provided, to take or cause to be taken all steps customary or appropriate to the accomplishment of the objectives set forth above including, without limitation, engaging counsel for itself and approving special counsel for the Trust, engaging accountants for the Trust, contracting for all printing and engraving services, making all filings and applications necessary to the foregoing and paying all filing and application fees associated therewith. The Trustee shall execute, by and on behalf of the Trust, any documents incidental or related to the foregoing as reasonably requested by Grantor. Notwithstanding anything in this Section 3.16 to the contrary, unless required by the SEC, the Trustee shall not be required to sign any Securities Act Registration Statement or Exchange Act Registration Statement in connection with the distribution of Units by Grantor to Electing Holders. If the Trustee does not sign any Securities Act Registration Statement or Exchange Act Registration Statement on behalf of the Trust in connection with such distribution of Units by Grantor to Electing Holders, then Grantor may sign on behalf of the Trust.

         (c) Except as precluded in Article VI, the reasonable fees, charges, expenses, disbursements and other costs incurred by the Trustee in connection with the discharge of its duties under this Section 3.16 shall be paid by the Trust.

         (d) The Trustee shall cooperate with and assist Grantor in every reasonable way and in good faith in accomplishing the foregoing. Among other things, the Trustee shall permit counsel, special counsel and accountants engaged by Grantor and other representatives of Grantor reasonable access to information responsive to the requirements of the Securities Act, the Exchange Act, the securities or Blue Sky laws of the several states and to Trustee personnel having such information, as fully and to the same extent as if the Trustee were proceeding for its own purposes to accomplish such objectives. The Trustee agrees to provide Grantor with the authority and, if required pursuant to Section 3.16(b) above, the signatures required for the filing of the Securities Act Registration Statement, the Exchange Act Registration Statement and any registration statements, notices of exemption, applications for exemption, consents to service of process and all other documents necessary to comply with the Blue Sky laws of the several states The Trustee shall also provide Grantor upon request with a Unitholders' list as of the latest Quarterly Record Date in such form as Grantor may reasonably request.

         (e) After the registration of the Units pursuant to the Exchange Act, the Trustee, on behalf of the Trust, shall cause the Trust to comply with all of the rules, orders and regulations of the SEC and take all such other actions necessary for the Units to remain so registered until the Trust is terminated.

         (f) To the fullest extent permitted by law, Grantor agrees to defend, indemnify and hold the Trust and the Trustee and its officers, employees, agents and controlling persons harmless from and against any liabilities, obligations, suits, costs, expenses, claims, damages, losses, penalties, taxes, fees and other charges (collectively, "EXPENSES"), joint or several, or any action in respect thereof, to which the Trust or the Trustee or the officers, employees or agents of the Trustee or any controlling person of the Trustee becomes subject, under or with respect to the Securities Act, the Exchange Act, any other federal or state securities law or otherwise, insofar as such Expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Securities Act Registration Statement or Exchange Act Registration Statement, listing application with any national securities exchange or the National Association of Securities Dealers Automated Quotation System, or any other document filed by or on behalf of Grantor with the SEC or pursuant to any other federal or state securities law, or any other statement publicly made by or on behalf of Grantor, or (ii) the omission or alleged omission to state in any Securities Act Registration Statement or Exchange Act Registration Statement listing application with any national securities exchange or the National Association of Securities Dealers Automated Quotation System, or any other document, or any other statement publicly made by or on behalf of Grantor, any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Grantor shall not be liable in any case to the extent that any Expense arises out of, or is based upon, (A) any fraudulent misrepresentation, gross negligence or willful misconduct of the Trustee or (B) any untrue statement or alleged untrue statement or omission or alleged omission included in any such Securities Act Registration Statement or Exchange Act Registration Statement, or any other document filed by or on behalf of Grantor, the Trust or the Trustee with the SEC, or any other statement publicly made by or on behalf of Grantor, the Trust or the Trustee in reliance upon and in conformity with written information furnished by or on behalf of the Trustee specifically for inclusion therein. This provision shall in no way limit the general rights to indemnification and contribution and limitations on liability of the Trust and Trustee set forth in
Article VI of this Agreement or elsewhere herein. Grantor shall promptly reimburse the Trustee for, or advance to the Trustee, any fees or expenses, including reasonable legal expenses, incurred by the Trustee in connection with the investigation or defense of any Expenses with respect to which the Trustee is entitled to indemnity by Grantor under this Section 3.16(f).

         Section 3.17. Reserve Reports. Provided that the Royalties have quantifiable reserves related to them as of December 31 of any year, the Trustee shall cause a Reserve Report for the Royalties to be prepared as of December 31 of such year, in accordance with criteria established by the SEC showing estimated proved oil and gas reserves attributable to the Royalties as of December 31 of such year and other reserve information required in order for the Trustee to furnish the information required in Sections 5.3 and 5.4 of this Agreement. The Reserve Reports shall be prepared by a firm of independent petroleum engineers selected by the Trustee. Such Reserve Report shall also show estimated future net revenues and the net present value (discounted at ten percent (10%) or such other rate required by the SEC) of the estimated future net revenues (calculated in accordance with criteria established by the SEC) of proved reserves attributable to the Royalties. The costs of such Reserve Reports, whether provided by Grantor or obtained by the Trustee, shall constitute an administrative expense of the Trust payable out of the Trust Estate pursuant to Section 3.7. Grantor shall assist the Trustee in the preparation of the Reserve Reports by furnishing all current and existing reserve, production and geophysical data in its possession relating to the Royalties reasonably requested by or on behalf of the independent petroleum engineers selected by the Trustee as necessary to prepare such Reserve Reports; provided, however, that Grantor shall not be required to disclose or produce any information, documents or other materials which (a) were generated for analysis or discussion purposes or contain interpretative data or (b) are subject to the attorney-client or attorney-work product privileges, or any other privileges to which Grantor may be entitled pursuant to applicable law.

         Section 3.18. Miscellaneous. Except as otherwise provided in this Agreement, this Agreement and the Trust shall be governed, construed, administered and controlled by and under the laws of the State of Texas, and the rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the Texas Trust Code and other applicable laws of the State of Texas as in effect at any applicable time.

         Section 3.19. Unitholders. Trustee shall provide to any Unitholder a list of each Unitholder of record as of the immediately preceding Quarterly Distribution Date prior to the date of receipt of such request. By accepting the Units, each Unitholder consents to Trustee providing such listing of Unitholders to other Unitholders.

                                  ARTICLE IV.
                       BENEFICIAL SHARES AND CERTIFICATES

         Section 4.1. Creation and Distribution. The entire Beneficial Interest shall be divided into 42,574,298 Units. The ownership of the Units shall be evidenced by Certificates in substantially the form of Schedule 1 attached to this Agreement, containing such changes or alterations of form, but not substance, as the Trustee shall from time to time, in its discretion, deem necessary or desirable.

         Section 4.2. Beneficial Interest of Unitholders. Each Unit shall represent pro rata undivided ownership of the Beneficial Interest and shall entitle its holder to participate pro rata in the rights and benefits of the Unitholders under this Agreement. A Unitholder (by assignment or otherwise) shall take and hold each Unit subject to all the terms and provisions of this Agreement and the Conveyances, which shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Unitholder. By an assignment or transfer of one or more Units represented by a Certificate, the assignor thereby shall, effective as of the close of business on the date of transfer and with respect to such assigned or transferred Unit or Units, part with, except as provided in Section 4.4 in the case of a transfer after a Quarterly Record Date and prior to the corresponding quarterly payment date, (i) all his Beneficial Interest attributable thereto; (ii) all his rights in, to and under such Certificate; and (iii) all interests, rights and benefits under this Trust of a Unitholder which are attributable to such Unit or Units as against all other Unitholders and the Trustee. The Certificates, the Units and the rights, benefits and interests evidenced by either or both (including, without limiting the foregoing, the entire Beneficial Interest) are and shall be held and construed to be in all respects intangible personal property, and the Certificates and Units evidenced thereby shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Unitholder as such shall have any legal or equitable title in or to any real or personal property interest which is a part of the Trust Estate, including, without limiting the foregoing, the Royalties or any part thereof, but the sole interest of each Unitholder shall be such Unitholder's Beneficial Interest and the obligation of the Trustee to hold, manage and dispose of the Trust Estate and to account for the proceeds thereof as herein provided. No Unitholder shall have the right to call for or demand or secure any partition or distribution of the Royalties during the continuance of the Trust or during the period of liquidation and winding up under Section 9.3 of this Agreement.

         Section 4.3. Execution of Certificates.

         (a) All Certificates shall be signed by a duly authorized officer of the Trustee. Certificates may be signed on behalf of the Trustee by such persons as at the actual date of the signing of such Certificates shall be the proper officers of the Trustee, although at the nominal date of such Certificates any such person shall not have been such officer of the Trustee. Any such signature may be the manual or facsimile signature (to the extent permitted by law or the rules or regulations of any stock exchange or quotation system on which the Units are listed or traded) of such officers and may be affixed, imprinted or otherwise reproduced on the Certificate.

         (b) Pending the preparation of definitive Certificates, the Trustee shall execute, and the transfer agent and registrar for the Units appointed in accordance with Section 3.6 of this Agreement shall countersign and register, temporary Certificates, as directed in a certificate of an officer of Grantor. Temporary Certificates may contain such references to any provisions of this Agreement as may be appropriate. Each temporary Certificate shall be executed by the Trustee and signed and registered upon the same conditions and in substantially the same manner, and with like effect as the definitive Certificates.

         (c) As promptly as practicable, the Trustee shall execute and furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge to the Unitholders at the principal office of the transfer agent at which Certificates may be presented for transfer pursuant to Section 4.4 hereof, and the Trustee (or the transfer agent and registrar if the Trustee is not serving in such capacities) shall sign and register in exchange for such temporary Certificates a like aggregate amount of definitive Certificates. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

         Section 4.4. Registration and Transfer of Units. The Units shall be transferable as against the Trustee as provided herein, and then only on the records of the Trustee and, except as provided in Section 3.15 hereof, upon the surrender of Certificates, if any, and compliance with such reasonable regulations as it may prescribe. No service charge shall be made to Unitholders or Transferees for any transfer of a Unit, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until any such transfer is completed, the Trustee may treat the owner of any Unit as shown by its records as the owner of the Unit for all purposes and shall not be charged with notice of any claim or demand respecting such Unit or the Beneficial Interest represented thereby by any other Person. Any such transfer of a Unit shall, as to the Trustee, transfer to the Transferee as of the close of business on the date of transfer all of the Beneficial Interest of the transferor; provided, however, that a transfer of a Unit after any Quarterly Record Date shall not transfer to the Transferee the right of the transferor to any sum payable to such transferor as title holder of the Certificate of record on such Quarterly Record Date. As to matters affecting the title, ownership, warranty or transfer of Units and Certificates, except as provided to the contrary herein, Article 8 of the Uniform Commercial Code, the Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code and other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, shall govern and apply. The death of any Unitholder shall not entitle the Transferee to an accounting or valuation for any purpose, but such Transferee shall succeed to all rights of the deceased Unitholder under this Agreement upon proper proof of title satisfactory to the Trustee.

         Section 4.5. Mutilated, Lost, Stolen and Destroyed Certificates. If any Certificate is lost, stolen, destroyed or mutilated, the Trustee, in its discretion and upon proof satisfactory to the Trustee, together with receipt by the Trustee of a surety bond sufficient in the opinion of the Trustee to indemnify the Trustee and the Trust against all losses and expenses that may reasonably be expected to be incurred in connection therewith (if deemed advisable by the Trustee), and surrender of the mutilated Certificate, will issue a new Certificate to the holder of such lost, stolen, destroyed or mutilated Certificate as shown by the records of the Trustee, upon payment of a reasonable charge of the Trustee and any reasonable expenses incurred by it in connection therewith.

         Section 4.6. Protection of Trustee. The Trustee shall be protected in acting or relying upon any notice, certificate, assignment or other document or instrument believed by the Trustee to be genuine and to be signed by the proper party or parties, including, without limitation, any instructions or documents received from Grantor in connection with this Agreement. Except as provided herein to the contrary, the Trustee is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, the application of the Texas Uniform Act for Simplification of Fiduciary Security Transfers under Chapter 33 of the Texas Business and Commerce Code and the application of other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, as to all matters affecting title, ownership, warranty or transfer of the Certificates and the Units represented thereby, without any personal liability for such reliance, and the indemnity granted under Section 6.2 of this Agreement shall specifically extend to any matters arising as a result thereof.

         Section 4.7. Determination of Ownership of Certificates. In the event of any disagreement between Persons claiming to be Transferees of any Unit, and in addition to any other rights it may have under applicable law, the Trustee shall be entitled, at its option, to refuse to recognize any such claim so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the interest represented by the Certificate involved, or any part thereof, or of any sum or sums of money, accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims, and the Trustee shall be entitled to continue so to refrain and refuse so to act, until

         (a) the rights of the adverse claimants have been adjudicated by arbitration (pursuant to Article XI) or by a final nonappealable judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

         (b) all differences have been resolved by valid agreement between such parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

                                   ARTICLE V.
                      ACCOUNTING AND DISTRIBUTION; REPORTS

         Section 5.1. Fiscal Year and Accounting Method. The fiscal year of the Trust shall be the calendar year. The Trustee shall maintain its books in accordance with generally accepted accounting principles or such other method as will provide appropriate financial data responsive to the needs of the Unitholders and which shall comply with Sections 5.3 and 5.4.

         Section 5.2. Distributions. The Trustee shall determine the Quarterly Distribution Amount for each Quarter and shall establish a cash reserve equal to such amount on the Quarterly Record Date for such Quarter. On the Distribution Date for such Quarterly Distribution Amount, the Trustee will distribute pro rata to the Unitholders of record on such Quarterly Record Date such Quarterly Distribution Amount. Notwithstanding anything herein to the contrary, Trustee shall not make any distribution to the Unitholders unless and until the Trust has received revenues generated from the Royalties.

         Section 5.3. Income Tax Reporting. For federal or state income tax purposes, the Trustee shall file for the Trust such returns and statements as in its judgment are required to comply with applicable provisions of the Code and regulations and any applicable state laws and regulations, in either case to permit each Unitholder to report such Unitholder's share of the income and deductions of the Trust. The Trustee will treat all income and deductions of the Trust for each Quarter as having been realized on the Quarterly Record Date for such month unless otherwise advised by its counsel or the Internal Revenue Service. The Trustee will report as a grantor trust until and unless it receives an opinion of tax counsel that such reporting is no longer proper. Within 75 days following the end of each fiscal year, the Trustee shall mail, to each Unitholder of record on a Quarterly Record Date during such fiscal year, a report which shall show in reasonable detail such information as is necessary to permit all holders of record of Units on a Quarterly Record Date during such fiscal year to make calculations necessary for tax purposes, including depletion.

         Section 5.4. Reports to Unitholders. As promptly as practicable following the end of each calendar quarter except the fourth calendar quarter,
(a) the Trustee shall mail to each Person who was a Unitholder of record on a Quarterly Record Date during such quarter a report which shall show in reasonable detail such information as is necessary to permit holders of Units to make all calculations necessary for tax purposes including depletion, and (b) the Trustee shall mail to each Person who was a Unitholder of record on the last Quarterly Record Date during such calendar quarter a report, which may be a copy of the Trust's report on Form 10-Q under the Exchange Act, which shall show the assets and liabilities of the Trust at the end of such quarter and distributable income of the Trust for such quarter. Within 120 days following the end of each fiscal year, the Trustee shall mail, to each Unitholder of record on a date to be selected by the Trustee, an annual report containing financial statements audited by a nationally recognized firm of public accountants selected by the Trustee. Notwithstanding the foregoing, the Trustee will furnish to the Unitholders such reports, in such manner and at such times, as are at any time required by law or by rules or regulations of any securities exchange or quotation system on which the Units are listed or admitted for trading, if applicable.

         Section 5.5. Filings. The Trustee is authorized to make all Exchange Act filings on behalf of the Trust required by applicable law or regulation. Grantor shall prepare and file all filings and reports required under state securities or Blue Sky laws. The Trustee is authorized to and shall take all reasonable actions to prepare and mail to Unitholders any reports, press releases or statements, financial or otherwise, that Grantor notifies the Trustee in writing are required to be provided by the Trust to Unitholders by law or governmental regulation or the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading, if applicable, subject to receipt by the Trustee of a satisfactory opinion of counsel confirming the necessity of such reports, if such an opinion is deemed necessary by the Trustee.

         Section 5.6. Information to be Supplied by Grantor and Trustee. Grantor shall provide, or cause to be provided, to the Trustee on a timely basis (a) annual audited financial statements of the Trust and quarterly unaudited financial statements of the Trust in each case as shall be necessary for Trustee to comply with the reporting obligations of the Trust pursuant to the Exchange Act and/or the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading and (b) such other information as is not known to the Trustee or is otherwise more easily available to Grantor than to the Trustee concerning the Royalties (including information with respect to the properties burdened by the Royalties) and related matters as shall be necessary for Trustee to comply with the reporting obligations of the Trust pursuant to the Exchange Act, the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading and this Agreement, if applicable, including, without limitation, Sections 5.3, 5.4 and 5.5 hereof. For purposes of this Section 5.6, the phrase "timely basis" shall mean not less than 10 days prior to the date on which the Trustee is required to comply with such reporting obligations of the Trust. In addition, Grantor shall provide to the Trustee on a timely basis, for use in connection with the Trust's Form 10-K annual report and Form 10-Q quarterly report, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" relating to such financial statements. Notwithstanding any provision to the contrary in this Agreement or the Conveyances, Grantor and its Affiliates shall not be required to disclose, produce or prepare any information, documents or other materials which (i) were generated for analysis or discussion purposes or contain interpretative data or (ii) are subject to the attorney-client or attorney-work-product privileges, or any other privileges to which they may be entitled pursuant to applicable law.

         Section 5.7. Reliance on Information. The Trustee, so long as acting in good faith, shall be entitled to rely, without investigation, on all information provided to it by Grantor for purposes of complying with the reporting obligations of the Trust as contemplated by Section 5.6, including, without limitation, information regarding depletion and entitlement to tax credits under
Section 29 of the Code. Notwithstanding any time limit imposed by applicable laws or regulations or by the provisions of this Agreement, if, due to the unavailability prior to the expiration of any such time limit of information necessary, or a delay in receipt by the Trustee of information necessary, for preparation of a report required to be filed, made or delivered by the Trustee, the Trustee shall be unable to prepare and file or mail such report within such time limit, the Trustee shall prepare and file or mail such report as soon as practicable after such information is received.

                                  ARTICLE VI.
                      LIABILITY OF TRUSTEE, INDEMNIFICATION
                            AND METHOD OF SUCCESSION

         Section 6.1. Liability of Trustee. The Trustee, in carrying out its powers and performing its duties, may act in its discretion directly, or at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and shall be personally or individually liable only for fraud or gross negligence or for acts or omissions in bad faith as adjudicated by arbitration or a final, nonappealable judgment of a court of competent jurisdiction and shall not individually or personally be liable for any act or omission of any agent or employee of the Trustee unless the Trustee has acted in bad faith or with gross negligence in the selection and retention of such agent or employee.

         Section 6.2. Indemnification of Trustee. The Trustee and its officers, agents and employees when acting in such capacity shall be indemnified and held harmless by, and receive reimbursement from, the Trust Estate and the Grantor, jointly and severally, against and from any and all Expenses incurred by it individually or as Trustee in the administration of the Trust and the Trust Estate or any part or parts thereof, including, without limitation, any Expenses arising out of or in connection with any liability under Environmental Laws, or in the doing of any act done or performed or omission occurring on account of its being Trustee or acting in such capacity, except such Expenses to which it is liable under Section 6.1. Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to Trustee. Except as provided in Section 4.5, neither the Trustee nor any officer, agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Unitholder for any Expenses incurred by the Trustee or any such officer, agent or employee, their right of reimbursement and indemnification, if any, being limited solely to the Trust Estate (and Grantor pursuant to Section 6.3), whether or not the Trust Estate is exhausted without full reimbursement or indemnification of the Trustee or any such officer, agent or employee. The Trust Estate or the Grantor shall promptly reimburse the Trustee for, or advance to the Trustee, any fees or expenses, including reasonable legal expenses, incurred by the Trustee in connection with the investigation or defense of any Expenses with respect to which the Trustee is entitled to indemnity by Grantor under this Section 6.2.

         Section 6.3. Priority and Continuity of Indemnification Obligations. Any Expenses for which the Trustee or any officer, agent, employee or controlling person of the Trustee may be entitled to indemnification under
Section 6.2 shall be first satisfied out of the Trust Estate prior to any indemnification from Grantor; provided, Grantor shall be required to provide such indemnification at any time and from time to time that cash in the Trust Estate or cash reasonably anticipated to be available is inadequate to satisfy and discharge such Expenses. The obligations of the Trust Estate and Grantor to indemnify the Trustee and its officers, agents, employees or controlling persons under Sections 3.16(f) and 6.2 shall survive the resignation or removal of the Trustee and the termination of the Trust and this Agreement.

         Section 6.4. Contribution. If the indemnification provided for in this Agreement shall for any reason (including, without limitation, due to violation of public policy) be unavailable to or insufficient to hold harmless the Trustee in respect of any liability, expense, claims, damages or loss as to which the Trustee would otherwise be entitled to indemnification pursuant to Sections 3.16(f) or 6.2, then Grantor and the Trust shall, in lieu of indemnifying the Trustee, contribute to the amount paid or payable by the Trustee as a result of such liability, expense, claims, damages or loss, in such proportion as shall be appropriate to reflect the relative fault of Grantor (with respect to contribution by the Trust or Grantor) or the Trustee with respect to the events, acts or circumstances giving rise to the liability, expense, claims, damages or loss, as well as any other relevant equitable considerations. For purposes of determining contribution liability with respect to claims based upon the Exchange Act, relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Grantor or by the Trustee. The Trustee shall look first to the Trust Estate for contribution under this Section 6.4, and then to Grantor to the extent the assets of the Trust Estate are not sufficient to reimburse the Trustee fully for all such liability, expense, claims, damages or loss.

         Section 6.5. Indemnification Procedures. If any action or proceeding shall be brought or asserted against the Trust, or the Trustee or any officer, agent or employee thereof (each referred to as an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") in respect of which indemnity may be sought from Grantor or the Trust (the "INDEMNIFYING PARTY") pursuant to Sections 3.16(f) or 6.2 of this Agreement, of which the Indemnified Party shall have received notice, the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all costs and expenses; provided, however, that the failure so to notify the Indemnifying Party of the commencement of any such action or proceeding shall not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party except to the extent that the Indemnifying Party is prejudiced or damaged by the failure to receive prompt notice. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory (including the qualifications of such counsel) to the Indemnified Party on any such action or proceeding or (c) the named parties to any such action or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party or any other Indemnified Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party and the Indemnified Party may employ such counsel for the defense of such action or proceeding as is reasonably satisfactory to the Indemnifying Party; it being understood, however, that except in the case of the addition of counsel caused by the existence or development of a conflict rendering unified representation impermissible or unadvisable, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for the Indemnified Parties at any time). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party, but, if settled with such written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party agrees (to the extent stated above) to indemnify and hold harmless the Indemnified Party from and against any Expenses by reason of such settlement or judgment. The Indemnified Party and the Indemnifying Party (if not Grantor) shall, if so requested by Grantor, provide reports to Grantor on the status of such actions or proceedings.

         Section 6.6. Resignation of Trustee. The Trustee may resign, with or without cause, at any time by notice to Grantor and each of the then Unitholders of record. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not fewer than sixty (60) days after the date such notice is mailed; provided, however, that in no event shall any resignation of the Trustee be effective until a qualified successor Trustee has accepted appointment as successor Trustee. In case of such resignation, the Trustee will use its reasonable efforts to nominate a successor, and will call a meeting of Unitholders for the purpose of appointing a successor, and will solicit proxies for such meeting. If the Trustee has given notice of resignation in accordance with this Section 6.6 and a successor has not accepted its appointment as successor Trustee during the 180-day period following the receipt by Grantor of such notice of resignation, then Grantor will use its best efforts to nominate a successor, and will request the resigning Trustee to call a meeting for the purpose of appointing such nominee and Grantor will solicit proxies for such meeting. If the Trustee has given notice of resignation in accordance with this Section 6.6 and a successor has not accepted its appointment as successor Trustee during the 180-day period following the receipt by Grantor of such notice of resignation, the annual fee payable to the Trustee in accordance with Section 7.1 of this Agreement to such resigning Trustee in accordance with Schedule 2 hereto shall be increased as of the end of such 180-day period by 1%, and shall be further increased by 1% for each month or portion thereof thereafter (to a maximum of three times the fee payable at the time the notice of resignation was received by Grantor) until a successor has accepted its appointment as successor Trustee.

         Section 6.7. Removal of Trustee. The Trustee may be removed, with or without cause, at a meeting held in accordance with the requirements of Article VIII by the affirmative vote of the holders of a majority of all the Units then outstanding; provided, however, that any removal of the Trustee shall be effective only at such time as a qualified successor Trustee has accepted appointment as successor Trustee.

         Section 6.8. Appointment of Successor Trustee. In the event of a vacancy in the position of Trustee or if the Trustee has given notice of its intention to resign, the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor Trustee. Nominees for appointment may be made by (a) the resigned, resigning or removed Trustee, (b) any Unitholder or Unitholders owning of record at least fifteen percent (15%) of the Units then outstanding or (c) Grantor. Any such successor Trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000. In the event that a new Trustee has not been approved within sixty (60) days after the notice of resignation, a vote of a majority of the holders of Units removing the Trustee, or other occurrence of a vacancy in the position of

Trustee, a successor Trustee may be appointed by any State or Federal District Court having jurisdiction in Harris County, Texas, upon the application of Grantor, any Unitholder or the Trustee tendering its resignation as Trustee, and in the event any such application is filed, such court may appoint a temporary trustee at any time after such application is filed, which shall, pending the final appointment of a Trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of this Agreement.

         Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder (except for the predecessor Trustee's rights to amounts payable under Article VII prior to the appointment of such successor Trustee) shall be vested in and undertaken by the successor Trustee, which shall be entitled to receive from the predecessor Trustee all of the Trust Estate held by it hereunder and all records and files in connection therewith. Any resigning or removed Trustee shall account to its successor for its administration of the Trust. No successor Trustee shall be obligated to examine or seek alteration of any account of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such account.

         Section 6.9. Laws of Other Jurisdictions. If, notwithstanding the other provisions of this Agreement, the laws of jurisdictions other than Texas (each being referred to below as "SUCH JURISDICTION") apply to the administration of properties under this Agreement, the following provisions shall apply. If it is necessary or advisable for a trustee to serve in such jurisdiction and if the Trustee is disqualified from serving in such jurisdiction or for any other reason fails or ceases to serve there, an ancillary trustee which need not meet the requirements set forth in the third sentence of Section 6.8 shall be designated in writing by the Trustee. To the extent permitted under the laws of such jurisdiction, the Trustee may remove the ancillary trustee in such jurisdiction, without cause and without necessity of court proceeding or Unitholder approval, and may or may not appoint a successor ancillary trustee in such jurisdiction from time to time. The ancillary trustee serving in such jurisdiction is requested and authorized, to the extent not prohibited under the laws of such jurisdiction, to appoint the Trustee to handle the details of administration in such jurisdiction. The ancillary trustee in such jurisdiction shall have all rights, powers, discretions, responsibilities and duties as are delegated in writing by the Trustee, subject to such limitations and directions as shall be specified by the Trustee in the instrument evidencing such appointment. Any ancillary trustee in such jurisdiction shall be responsible for all assets with respect to which such trustee is empowered to act. To the extent the provisions of this Agreement and Texas law cannot be made applicable to the administration in such jurisdiction, the rights, powers, duties and liabilities of the ancillary trustee in such jurisdiction shall be the same (or as near the same as permitted under the laws of such jurisdiction if applicable) as if governed by Texas law. In all events, the administration in such jurisdiction shall be as free and independent of court control and supervision as permitted under the laws of such jurisdiction. Whenever the term "Trustee" is applied in this Agreement to the administration in such jurisdiction, it shall refer only to the trustee then serving in such jurisdiction. The fees and expenses of any ancillary trustee shall constitute expenses that are reimbursable to the Trustee pursuant to Section 7.2. Without limiting the generality of Sections 6.1 and 6.2, the Trustee shall never have any personal liability for taking or failing to take any action authorized or contemplated by this Section 6.9, or for any action or inaction thereof by any ancillary trustee appointed hereunder.

         Section 6.10. Force Majeure. No party to this Agreement (or its Affiliates) shall incur any liability to any other party to this Agreement or to any Unitholder if, by reason of any current or future law or regulation thereunder of the federal government or any other governmental authority, or by reason of any act of God, war or other circumstance beyond its control, such party is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall any party to this Agreement incur any liability to any other party to this Agreement or any Unitholder by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein caused as set forth above.

                                  ARTICLE VII.
                           COMPENSATION OF THE TRUSTEE

         Section 7.1. Compensation of Trustee. The Trustee shall receive compensation for its services as Trustee hereunder and as transfer agent as set forth in Schedule 2 attached hereto.

         Section 7.2. Expenses. The reasonable out-of-pocket costs incurred by the Trustee, including, but not limited to, charges for SEC and other fees, Reserve Reports, audits, long distance telephone calls, overtime necessitated by rush orders, travel, legal, accounting and other professional services, printing, stationery, binders, envelopes, ledger sheets, transfer sheets, checks, Certificate list sheets, postage and insurance will be reimbursed to the Trustee at actual cost. The Trustee shall be reimbursed for actual reasonable expenditures made on account of the performance of its duties in connection with matters pertaining to the Trust, and the compensation and expenses of its counsel, accountants or other skilled Persons and of all other Persons not regularly in its employ.

         Section 7.3. Other Services. In the event of litigation involving the Trust, audits or inspection of the records of the Trust pertaining to the transactions affecting the Trust or any other unusual or extraordinary services rendered in connection with the administration of the Trust, the Trustee shall be entitled to receive reasonable compensation for the services rendered, including but not limited to, the payment of the Trustee's standard rate or $100 per hour for all time spent by Trust personnel on such matters; provided, however, the Trustee shall not be entitled to reimbursement or compensation for services that unreasonably duplicate services provided by or through Grantor.

         Section 7.4. Source of Funds. All compensation, reimbursements and other charges owing to the Trustee shall constitute indebtedness under this Agreement and will be payable by the Trust out of the Trust Estate, and the Trustee shall have a lien on the Trust Estate for the payment of such compensation, reimbursements, and other changes, entitling the Trustee under this Agreement to priority as to payment thereof over payment to any other Person. If the amount equal to the product of (i) funds held by the Trustee in the Trust Estate at a Quarterly Record Date and (ii) .08 are insufficient to satisfy in full all such amounts owing to the Trustee under Section 7.1 and
Section 7.2 for the applicable Quarter, Grantor shall make loans available to the Trustee, for the use and benefit of the Trust, pursuant to Section 3.9 in such amounts as may be necessary from time to time to satisfy any deficiencies.

         Section 7.5. Funding. From time to time as the Trustee deems reasonably necessary to assure adequate funding for the routine administration of the Trust until such time as cash proceeds generated by the Royalties, or any of them, that are received by the Trustee on behalf of the Trust are sufficient for such purpose, the Trustee may request Grantor to make loans (and Grantor agrees to make such loans), in amounts estimated by the Trustee to be required to cover routine administrative expenses expected to be incurred within the 90-day period following the date each such loan is made. All such loans shall be senior unsecured obligations of the Trust, shall bear interest at the rate of eight percent (8%) per annum and shall be repaid in accordance with, and otherwise be subject to and entitled to the benefits of, Section 3.9(b).

         Section 7.6. Ownership of Units by Trustee. The Trustee, in its individual or other capacities, may become the owner or pledgee of Units with the same rights as it would have if it were not a Trustee hereunder.

                                 ARTICLE VIII.
                             MEETINGS OF UNITHOLDERS

         Section 8.1. Purpose of Meetings. A meeting of the Unitholders may be called at any time and from time to time pursuant to the provisions of this
Article VIII to transact any matter that the Unitholders may be authorized to transact.

         Section 8.2. Call and Notice of Meetings. Any such meeting of the Unitholders may be called by the Trustee in its discretion and will be called by the Trustee at the written request of Grantor or Unitholders owning of record not less than fifteen percent (15%) in number of the Units then outstanding. All such meetings shall be held at such time and at such place in Harris County, Texas, as the notice of any such meeting may designate. Except as may otherwise be required by applicable law or by any securities exchange or market system on which the Units are admitted for trading, as applicable, written notice of every meeting of the Unitholders signed by the Trustee setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting shall be given in person or by mail not more than sixty (60) nor less than twenty (20) days before such meeting is to be held to all of the Unitholders of record as of a record date set by the Trustee (the "RECORD DATE UNITHOLDERS"), which shall be not more than sixty (60) days before the date of such mailing. No matter other than that stated in the notice shall be acted upon at any meeting. If such notice is given to any Unitholder by mail, it shall be directed to him at his last address as shown by the ownership ledger of the Trustee and shall be deemed duly given when so addressed and deposited in the United States mail, postage paid. Only Record Date Unitholders shall be entitled to notice of and to exercise rights at or in connection with the meeting. Except as provided in Section 8.6, any action required by this Agreement to be taken at a meeting of the Unitholders, or any action which may be taken at a meeting of the Unitholders, may not be taken and shall not be effective without an actual meeting of the Unitholders, prior written notice to the Unitholders thereof and a vote by the Unitholders with respect thereto.

         Section 8.3. Voting. Each Record Date Unitholder shall be entitled to one vote for each Unit owned by him, and any Record Date Unitholder may vote in person or by duly executed written proxy. At any such meeting the presence in person or by proxy of Record Date Unitholders holding a majority of the Units outstanding at the record date shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unitholders if it is approved by the vote of a majority in interest of such Record Date Unitholders constituting a quorum, although less than a majority of all of the Units at the time outstanding, except that the affirmative vote by the Record Date Unitholders of

         (a) eighty percent (80%) or more of all the Units outstanding at the record date shall be required to:

                  (i) approve or authorize any sale or other disposition of all or substantially all of the assets of the Trust, in a single transaction or series of transactions (including sales or dispositions authorized by Section 9.3); or

                  (ii) terminate the Trust pursuant to Section 9.2(c); or

                  (iii) approve any amendment to or affecting this Section
         8.3(a);

         (b) sixty percent (60%) or more of all the Units outstanding at the record date shall be required to:

                  (i) approve or authorize any transaction with (i) Grantor or any Affiliate of Grantor, (ii) any Unitholder that is not an Affiliate of Grantor or (iii) any third Person not an Affiliate of Grantor that owns a leasehold working interest in any lease burdened by a Royalty;

                  (ii) approve or authorize any sale or other disposition of assets of the Trust (excluding sales or dispositions referred to in Section 8.3(a)(i) and sales or dispositions authorized under Sections 3.2(b), 3.5, 3.9 or 9.3); or

                  (iii) approve any amendment to or affecting this Agreement other than amendments with respect to Section 8.3(a), except that amendments prohibited by Section 10.1 shall not be effected in any event and amendments authorized by Section 10.2 shall not require the approval of any Unitholder.

         Section 8.4. Conduct of Meetings. The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Unitholders, including regulations covering the closing of the transfer books of the Trustee for purposes of determining Unitholders entitled to notice of or to vote at any meeting, the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, Certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Unitholders entitled to vote at the meeting and such other matters concerning the calling and conduct of the meeting as it shall deem advisable.

         Section 8.5. Unitholder Proposals. In the event a meeting of Unitholders is called for any purpose or a written consent is executed pursuant to Section 8.6 at the request of any Unitholder or Unitholders pursuant to the provisions of this Article VIII and the Trust remains subject to the requirements of Section 12 of the Exchange Act, the Unitholder or Unitholders requesting such meeting or executing such written consent shall be required to prepare and file a proxy or information statement with the SEC regarding such meeting or written consent in satisfaction of all applicable SEC rules and regulations and at the expense of such requesting Unitholder or Unitholders. The Unitholder or Unitholders requesting such meeting or executing such written consent shall bear the expense of distributing to Unitholders the notice of meeting and the proxy or information statement related thereto. The Trustee shall cooperate in the preparation of any such proxy or information statement and any related materials and shall provide such information for inclusion therein as and to the extent reasonably necessary at the expense of the Trust.

         Section 8.6. Action Without Meeting. Any action required or permitted to be authorized or taken at any meeting of Unitholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the authorization or action as taken is signed by Unitholders holding Units representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Prompt notice of the authorization or taking of any action pursuant to this Section 8.6 shall be given to those Unitholders who have not consented in writing.

         Section 8.7. Units Owned by Grantor Deemed Not Outstanding. In determining whether Unitholders holding the requisite number of Units have concurred in any vote, direction, consent or waiver under this Agreement, Units which are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by Grantor or by any Affiliate of Grantor or, for purposes of
Section 8.3(a)(ii) and 8.3(b)(iii), any third Person not an Affiliate of Grantor that owns a leasehold working interest in any lease burdened by a Royalty, or, for purposes of Section 8.3(b)(ii), the Unitholder proposing to enter into a transaction with the Trustee for the benefit of the Trust that is the subject of the required vote shall be disregarded and deemed not to be outstanding for the purpose of any such vote or determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such vote, direction, consent or waiver only Units which the Trustee actually knows are so owned shall be so disregarded. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, Grantor shall furnish to the Trustee promptly an officer's certificate listing and identifying all Units so owned by Grantor or any of its Affiliates, if any; all Units actually known by employees of Grantor servicing the Trust (i) to be so owned or held by or for the account of any third Person not an Affiliate of Grantor that owns a leasehold working interest in any lease burdened by a Royalty, if any; and/or (ii) all Units so owned by any Unitholder proposing to enter into a transaction with the Trustee for the benefit of the Trust; and, subject to Section 6.1, the Trustee shall be entitled to accept such officer's certificate as conclusive evidence of the facts therein set forth and of the fact that all Units not listed therein are outstanding for the purpose of any such determination.

                                  ARTICLE IX.
                  DURATION, REVOCATION AND TERMINATION OF TRUST

         Section 9.1. Revocation. The Trust is and shall be irrevocable and Grantor, as such, retains no power to alter, amend or terminate the Trust. The Trust shall be terminable only as provided in Section 9.2, and shall continue until so terminated.

         Section 9.2. Termination. The Trust shall terminate upon the first to occur of the following events:

         (a) the disposition of all of the Royalties pursuant to the terms of this Agreement;

         (b) at such time as the aggregate cash proceeds received by the Trustee with respect to the Royalties for each of two successive years after the first full year during which any of the Subject Interests produce Hydrocarbons (as defined in the Conveyances) in commercial quantities is less than $1,000,000 per year;

         (c) the Trustee shall have failed to receive any aggregate cash proceeds attributable to the Royalties during the period commencing on the Effective Time through the third anniversary after the date that none of the Subject Interests remain in their respective primary terms (including by way of maintenance of any Subject Interest in the absence of production beyond its stated primary term through Suspension of Production orders or other regulatory relief granted by the federal Minerals Management Service or successor agency);

         (d) a vote in favor of termination by the Unitholders present or represented at a meeting and entitled to vote thereon, held in accordance with the requirements of Article VIII; or

         (e) the expiration of twenty-one years after the death of the last survivor of the lawful descendants of any degree of the signers of the Declaration of Independence in being on the date of execution hereof.

provided, however, that notwithstanding anything else in this Agreement to the contrary, in no event shall the Trust be terminable or terminated if any Subject Interest remains in its primary term (including by way of maintenance of such Subject Interest in the absence of production beyond its stated primary term through a Suspension of Production order or other regulatory relief granted by the federal Minerals Management Service or successor agency).

         Section 9.3. Disposition and Distribution of Properties. For the purpose of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as such and exercise each power until its duties have been fully performed and the Trust Estate finally distributed. Upon the termination of the Trust, the Trustee shall sell for cash in one or more sales all the properties other than cash then constituting the Trust Estate. The Trustee shall as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust Estate according to the respective interests and rights of the Unitholders, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities. In the event that any property which the Trustee is required to sell is not sold by the Trustee within two years after the termination of the Trust, the Trustee shall cause such property to be sold at public auction to the highest cash bidder. Notice of such sale by auction shall be mailed at least thirty (30) days prior to such sale to each Unitholder of record as of a date set by the Trustee at such Unitholder's address as it appears upon the books of the Trustee. Grantor may purchase all or any portion of the Trust Estate properties at any sale pursuant to this Section 9.3. The Trustee shall not be required to obtain approval of the Unitholders prior to selling property pursuant to this Section 9.3. In connection with sales pursuant to this Section 9.3, the Trustee may accept any offer to purchase the properties constituting the Trust Estate that it deems reasonable in its discretion and shall have no liability in connection with any such sales except under the circumstances described in Section 6.1(a). The Trustee may engage the services of one or more investment advisers or other parties deemed by the Trustee to be qualified as experts on such matters to assist with such sales and shall be entitled to rely on the advice of such professionals as contemplated by Section 12.2. Upon making final distribution to the Unitholders, the Trustee shall be under no further liability except as provided in Section 6.1(b).

                                   ARTICLE X.
                                   AMENDMENTS

         Section 10.1. Prohibited. No amendment may be made to any provision of the Agreement which would

         (a) alter the purposes of the Trust or permit the Trustee to engage in any business or investment activities or any activity substantially different from that specified herein;

         (b) alter the rights of the Unitholders vis-a-vis each other;

         (c) permit the Trustee to distribute the Royalties in kind either during the continuation of the Trust or during the period of liquidation or winding up under Section 9.3; or

         (d) adversely affect the rights and duties of the Trustee under this Agreement, unless such amendment has been approved, in writing, by the Trustee.

         Section 10.2. Permitted. Grantor and the Trustee may, jointly, from time to time, supplement or amend this Agreement, without the approval of the Unitholders, in order to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision hereof, or to change the name of the Trust, provided that such supplement or amendment does not adversely affect the interests of the Unitholders. All other amendments to the provisions of the Agreement shall be made only by a vote of the Unitholders present or represented at a meeting held in accordance with the requirements of Article VIII. The Trustee shall approve all amendments permitted under this Section 10.2, provided all prior conditions are satisfied and there is no adverse effect on the Trust or the Trustee. In connection with any request by Grantor to supplement or amend this Agreement to cure any ambiguity, defect or inconsistency, Grantor shall provide to the Trustee, and it shall be a condition to the Trustee's approval thereof, an officer's certificate and an opinion of counsel deemed satisfactory to the Trustee to support a determination of the existence of an ambiguity, defect or inconsistency that may properly be cured under this Section 10.2 and applicable law. The Trustee shall be entitled to rely on such officer's certificate and opinion, and such officer's certificate and opinion shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

                                  ARTICLE XI.
                                   ARBITRATION

         THE PARTIES TO THIS AGREEMENT AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG GRANTOR (ON THE ONE HAND) AND THE TRUST OR THE TRUSTEE (ON THE OTHER HAND) IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR THE CONVEYANCES OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS AGREEMENT OR THE CONVEYANCES OR ANY PROVISION OF THIS AGREEMENT OR THE CONVEYANCES (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN HOUSTON, TEXAS IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE "RULES") OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO ("AAA") THEN IN EFFECT. THE PARTIES TO THIS AGREEMENT (AND ON BEHALF OF THE TRUST) HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS ARTICLE XI. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING, IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS ARTICLE XI APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE "SPECIAL PROVISIONS"), WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS ARTICLE XI, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.

         (a) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under subparagraph (c) below in this Article XI.

         (b) The arbitration shall be administered by AAA.

         (c) The arbitration shall be conducted by a tribunal of three arbitrators. Within ten (10) days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the "CLAIMANT") shall send written notice to the other party or parties (the "RESPONDENT"), with a copy to the Houston office of AAA, designating the first arbitrator (who shall not be a representative or agent of any party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to completely perform arbitral duties). Within ten (10) days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Houston office of AAA and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party, but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within ten (10) days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within such ten (10) day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this Article XI, Grantor (on the one hand) and the Trust and the Trustee (on the other hand) shall each be entitled to the selection of one (1) arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator's background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen (15) days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Article XI) within such fifteen (15) day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen (15) day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen (15) days thereafter.

         (d) All arbitration hearings shall be commenced within one hundred twenty (120) days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty (60) days.

         (e) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

         (f) The arbitration proceeding will be governed by the substantive laws of the State of Texas and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that
(i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law,
(ii) the tribunal of arbitrators shall have the power to compel discovery and
(iii) unless the parties otherwise agree and except as may be provided in this
Article XI, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1- 16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work-product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

         (g) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty (30) days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys' fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

         (h) Nothing in this Article XI shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Agreement, (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. Section 91 or any successor statute thereto or any substantially equivalent state law or (iii) restrict the right of the Trustee to make application to any state or federal district court having jurisdiction in Harris County, Texas, to appoint a successor Trustee or to request instructions with regard to any provision in this Agreement when the Trustee is unsure of its obligations thereunder.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         Section 12.1. Inspection of Trustee's Books. Each Unitholder and such Unitholder's duly authorized agents, attorneys and auditors shall have the right, at such Unitholder's own expense and during reasonable business hours, to examine and inspect the records of the Trust and the Trustee, including lists of Unitholders, for any proper purpose in reference thereto. For purposes of determining whether a purpose asserted by a Unitholder is a "proper purpose", the Trustee, in the absence of controlling precedent applicable to trusts organized under the Texas Trust Code, may rely on any reasonably analogous precedent, including laws and court decisions relating to corporations of the State of Texas or other jurisdictions.

         Section 12.2. Trustee's Employment of Experts. The Trustee may, but shall not be required to, consult with counsel, who may be its own counsel, accountants, geologists, engineers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the opinion or advice of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of any such party. The Trustee is authorized to make payments of all reasonable and necessary fees billed by third parties for services or expenses thus incurred out of the Trust Estate.

         Section 12.3. Merger or Consolidation of Trustee. Neither a change of name of the Trustee nor any merger or consolidation of it or of its corporate powers with another bank or with a trust company shall affect its right or capacity to act hereunder. Upon any merger, consolidation, sale of assets or other transaction involving the Trustee in which the Trustee is not the surviving entity, the surviving entity in such transaction shall automatically become Trustee of the Trust and succeed to all rights, titles, duties, powers and authority of the predecessor

Trustee hereunder, without the requirement of Unitholder approval or any other action, provided such surviving entity has succeeded to the rights and obligations of the predecessor Trustee in accordance with applicable law and is a bank or trust company having capital, surplus and undivided profits (as of the end of its last fiscal year prior to the consummation of such transaction) of at least $100,000,000.

         Section 12.4. Filing of this Agreement. Neither this Agreement nor any executed copy hereof need be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Agreement for record, the Trustee agrees that for the purpose of vesting the record title to the Royalties in any successor Trustee, the succeeded Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

         Section 12.5. Severability. If any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances, other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         Section 12.6. Notices. Any and all notices or demands permitted or required to be given under this Agreement shall be in writing and shall be validly given or made if (a) personally delivered, (b) delivered and confirmed by telecopier or like instantaneous transmission service, or by Federal Express or other overnight courier delivery service, which shall be effective as of confirmation of receipt by the courier at the address for notice hereinafter stated, (c) solely in the case of notice to any Unitholder, by press release in a nationally recognized and distributed media, or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

         If to the Trustee, to:

                  Wachovia Bank, National Association
                  5847 San Felipe, Suite 1050
                  Houston, Texas 77057
                  Attention: Corporate Trust Group
                  Telecopier No: (713) 278-4329

         If to Grantor, to:

                  Newfield Exploration Company
                  363 N. Sam Houston Pkwy E., Suite 2020
                  Houston, Texas 77060
                  Attention:  Chief Financial Officer
                  Telecopier No.: (___)___-_____

         If to a Unitholder, to:

                  the Unitholder
                  at its last address as shown on the
                  ownership records maintained by the Trustee

         Notice which is mailed in the manner specified shall be conclusively deemed given three (3) days after the date postmarked or upon receipt, whichever is sooner. Any party to this Agreement may change its address for the purpose of receiving notices or demands by notice given as provided in this Section 12.6.

         Section 12.7. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

         Section 12.8. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Grantor and Trustee have caused this Agreement to be duly executed the day and year first above written at Houston, Harris County, Texas.



                                     NEWFIELD EXPLORATION COMPANY,
                                     as Grantor



                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as Trustee



                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   SCHEDULE 2

                              TRUSTEE COMPENSATION

A.       Administrative Fee

         1. For all administrative and other services to be provided by the Trustee under the Agreement including, but not limited to, costs of Trustee's personnel, the Trustee will be paid, from the Trust Estate, the sum of $[_________] per year, with such fee to be paid in equal monthly installments.

         2. The Administrative Fee provided above will be adjusted annually, beginning [_________], 2003. The adjustment shall be computed by multiplying the current Administrative Fee by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted Administrative Fee shall be the Administrative Fee currently in use, plus or minus the computed adjustment.

B. Termination Fee

         Upon termination of the Trust, the Trustee shall be paid a Termination Fee of $[__________].

C. The fees provided above are in addition to out-of-pocket cost reimbursements permitted under the Agreement.